Exhibit 5.1

[Duane Morris LLP Letterhead]

May 28, 2014

Board of Directors

Inovio Pharmaceuticals, Inc.

1787 Sentry Parkway West

Building 18, Suite 400

Blue Bell, PA 19422

Re:	Inovio Pharmaceuticals, Inc. (the “Corporation”) Registration Statement on Form S-8 (the “Registration Statement”)
2007 Omnibus Plan (the “2007 Plan”)

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement relating to the offer and sale by the Corporation of up to 7,055,331 shares (the “Shares”) of common stock, $0.001 par value, of the Corporation, which will be issuable under the 2007 Plan.

As counsel to the Corporation in connection with the Registration Statement, we have examined the proceedings taken by the Corporation in connection with the adoption of the 2007 Plan and the authorization of the issuance of the Shares. For the purpose of the opinion rendered below, we have assumed that, in connection with the issuance of the Shares, the Corporation will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a. the 2007 Plan;

b. the Certificate of Incorporation of the Corporation, as amended, certified by the Secretary of State of the State of Delaware;

c. the Amended and Restated By-laws of the Corporation, certified by the Secretary of the Corporation;

d. resolutions of the Board of Directors and stockholders, certified by the Secretary of the Corporation.

We have also examined such other certificates of public officials, such certificates of officers of the Corporation and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents; and (v) that all records and other information made available to us by the Corporation on which we have relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, we are of the opinion that the issuance of the Shares pursuant to the terms of the 2007 Plan against receipt by the Corporation of the consideration for the Shares in accordance with the 2007 Plan will result in the Shares being legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully,

/s/ DUANE MORRIS LLP